UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SPAR Group, Inc.
(Name of Registrant as Specified in Its Charter)

N/A

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SPAR GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 24, 2007

To The Stockholders of SPAR Group, Inc.

          The 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”) of SPAR Group, Inc. (“SGRP” or the “Corporation”, and together with its subsidiaries, the “SPAR Group” or the “Company”), will be held at 10:00 a.m., Eastern Standard Time, on May 24, 2007, at the Tarrytown House Estate & Conference Center, Biddle House, Cronise Room (3rd Floor), which is located at 49 East Sunnyside Lane, Tarrytown, New York 10591, for the following purposes:

1.	To elect seven Directors of SGRP to serve during the ensuing year and until their successors are elected and qualified.

2.	To ratify the appointment of Rehmann Robson as the principal independent auditors for the Corporation and its subsidiaries for the year ending December 31, 2007.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

          The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only the stockholders of record at the close of business on April 2, 2007, will be entitled to notice of and to vote at the 2007 Annual Meeting or any adjournment or postponement thereof.

          A copy of SGRP’s Annual Report to Stockholders for the year ended December 31, 2006 (the “2006 Annual Report”), is being mailed with this Notice but is not to be considered part of the proxy soliciting material.

By Order of the Board of Directors

Charles Cimitile Secretary, Treasurer and Chief Financial Officer

April 27, 2007
Tarrytown, New York

YOU ARE URGED TO VOTE UPON THE MATTERS PRESENTED AND TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. PROXIES ARE REVOCABLE AT ANY TIME AND THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING. REQUESTS FOR ADDITIONAL COPIES OF PROXY MATERIALS SHOULD BE ADDRESSED TO MR. CHARLES CIMITILE, SECRETARY, TREASURER AND CHIEF FINANCIAL OFFICER, AT THE OFFICES OF THE CORPORATION: SPAR GROUP, INC., 555 WHITE PLAINS ROAD, SUITE 250, TARRYTOWN, NEW YORK 10591.

SPAR GROUP, INC

555 White Plains Road, Suite 250
Tarrytown, New York 10591

_________________

PROXY STATEMENT
2007 Annual Meeting of Stockholders
To Be Held May 24, 2007

_________________

GENERAL INFORMATION

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of SPAR Group, Inc., a Delaware corporation (“SGRP” or the “Corporation”, and together with its subsidiaries, the “SPAR Group” or the “Company”), for use at the 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”) to be held on Thursday, May 24, 2007, at 10:00 a.m., Eastern Standard Time, at the Tarrytown House Estate & Conference Center, Biddle House, Cronise Room (3rd Floor), which is located at 49 East Sunnyside Lane, Tarrytown, New York 10591, and any adjournment or postponement thereof. This Proxy Statement and the form of proxy to be utilized at the 2007 Annual Meeting were mailed or delivered to the stockholders of SGRP on or about April 27, 2007.

MATTERS TO BE CONSIDERED

          The 2007 Annual Meeting has been called to (1) elect seven Directors of SGRP to serve during the ensuing year and until their successors are elected and qualified, (2) ratify the appointment by SGRP’s Audit Committee of Rehmann Robson as the principal independent auditors of SGRP and its direct and indirect subsidiaries for the year ending December 31, 2007, and (3) transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE AND VOTING

          The Board has fixed the close of business on April 2, 2007, as the record date (the “Record Date”) for the determination of stockholders entitled to vote at the 2007 Annual Meeting and any adjournment or postponement thereof. As of the Record Date, there were 18,934,182 shares outstanding of SGRP’s common stock, $.01 par value (the “Common Stock”).

QUORUM AND VOTING REQUIREMENTS

          The holders of record of a majority of the outstanding shares of Common Stock entitled to vote at the 2007 Annual Meeting will constitute a quorum for the transaction of business at the 2007 Annual Meeting. As to all matters, each stockholder is entitled to one vote for each share of Common Stock held. Under Delaware law, shares not voted by brokers (called “broker non-votes”) are considered not entitled to vote. However, abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

          A plurality of votes cast (which means the most votes, even though less than a majority) at the 2007 Annual Meeting in person or by proxy is required for the election of each nominee to serve as a director. In a field of more than seven nominees, the seven nominees receiving the most votes would be elected as directors. The affirmative vote of a majority of votes cast at the 2007 Annual Meeting in person or by proxy is required to ratify the selection of Rehmann Robson as SGRP’s principal independent auditors for the year ending December 31, 2007. Votes withheld, in the case of the election of directors, and abstentions and any broker non-votes with respect to the ratification of independent auditors, are not considered votes cast with respect to that matter and, consequently, will have no effect on the vote on that matter, but, as noted above, are counted in determining a quorum. Brokers who are members of the New York Stock Exchange have discretion to vote the shares of their clients that the broker holds of record (in “street name”) for its customers with respect to non-contested elections of directors and certain other matters. Stockholders are not entitled to cumulate votes. Votes against a candidate and votes withheld have no legal effect.

          All proxies that are properly completed, signed and returned prior to the 2007 Annual Meeting will be voted in accordance with the specifications made thereon or, in the absence of specification: (a) for the election of all nominees named herein to serve as directors, and (b) in favor of the proposal to ratify the appointment of Rehmann Robson as the Company’s principal independent auditors. Management does not intend to bring before the 2007 Annual Meeting any matters other than those specifically described above and knows of no other matters to come before the 2007 Annual Meeting. If any other matters or motions come before the 2007 Annual Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote Proxies in accordance with their judgment on those matters or motions, including any matter dealing with the conduct of the 2007 Annual Meeting. Proxies may be revoked at any time prior to their exercise (1) by written notification to the Secretary of SGRP at SGRP’s principal executive offices located at 555 White Plains Road, Suite 250, Tarrytown, New York 10591, (2) by delivering a duly executed proxy bearing a later date, or (3) by the stockholder attending the 2007 Annual Meeting and voting his or her shares in person.

PROPOSAL 1 — ELECTION OF DIRECTORS

          Seven Directors are to be elected at the 2007 Annual Meeting to serve on SGRP’s Board of Directors (the “Board”) until the next annual meeting of Stockholders and until their respective successors have been elected and qualified.

          The nominees for election are Mr. Robert G. Brown, Mr. William H. Bartels, Mr. Robert O. Aders, Mr. Jack W. Partridge, Mr. Jerry B. Gilbert, Mr. Lorrence T. Kellar, and Mr. C. Manly Molpus, all of whom are currently Directors of SGRP. The age, principal occupation and certain other information respecting each nominee are stated on pages 5 and 6 below. The nominees were approved and recommended by the Governance Committee (See - pages 14 and 15 below) and nominated by the Board at a meeting on March 15, 2007.

          In the absence of instructions to the contrary, proxies covering shares of Common Stock will be voted in favor of the election of each of those nominees.

          Each nominee has consented to being named in this Proxy Statement as a nominee for Director and has agreed to serve as a Director of SGRP if elected. In the event that any nominee for election as Director should become unavailable to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by SGRP. Management has no present knowledge that any of the persons named will be unavailable to serve. The Board has fixed the number of Directors at seven for the term commencing with the 2007 Annual Meeting. Each Director is elected to hold office until the next annual meeting of stockholders and until his respective successor is elected and qualified.

          No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a Director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of the Company. However, Messrs. Brown and Bartels are executive officers and significant stockholders of SGRP.

THE BOARD OF DIRECTORS AND THE GOVERNANCE COMMITTEE EACH UNANIMOUSLY
RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES IDENTIFIED ABOVE.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF REHMANN ROBSON
AS THE COMPANY’S PRINCIPAL INDEPENDENT ACCOUNTANTS

          The Audit Committee of the Board has appointed Rehmann Robson (“Rehmann”) as independent public accountants to audit the financial statements of the Company for its year ending December 31, 2007, subject to the Audit Committee’s review of the final terms of Rehmann’s engagement and plans for their audit. A resolution will be submitted to stockholders at the 2007 Annual Meeting for the ratification of such appointment. Since May of 2003, all audit and permitted non-audit services to be performed by the Company’s principal independent auditor have required approval by SGRP’s Audit Committee. Shareholder ratification of the appointment of Rehmann or anyone else for non-audit services is not required and will not be sought.

          Rehmann served as the Company’s principal independent accountants for its years ended December 31, 2006, 2005 and 2004, respectively.

Audit Fees

          During the Company’s fiscal year ended December 31, 2006 and 2005, fees for all audit services rendered to the Company (i.e. SGRP and its subsidiaries) by Rehmann were $164,034 and $217,711, respectively. Audit services principally include fees for the Company’s year end and 401K audits and 10-Q filing reviews. As required by law, the choice of the Company’s principal auditor and the audit services to be performed by it have been approved in advance by the SGRP’s Audit Committee.

Audit-Related Fees, Tax Fees, and All Other Fees

          During the Company’s fiscal year ended December 31, 2006 and 2005, the Company did not engage Rehmann to provide advice regarding financial information systems design or implementation. In 2006 the Company did engage Rehmann to prepare the 2005 tax returns and in 2005 engaged Rehmann to review the 2004 tax returns and was paid $83,149 and $13,939, respectively. Rehmann was also engaged to review the preliminary 404 documentation for which Rehmann was paid $15,339 and $8,437 in 2006 and 2005, respectively. No other non-audit services were performed by Rehmann in 2006 or 2005.

          Since 2003, as required by law, each non-audit service performed by the Company’s auditor either (i) was approved in advance on a case-by-case basis by SGRP’s Audit Committee, or (ii) fit within a pre-approved “basket” of audit-related, tax and other non-audit services of limited amount, scope and duration established in advance by SGRP’s Audit Committee. In connection with the standards for independence of the Company’s independent public accountants promulgated by the Securities and Exchange Commission, the Audit Committee considers (among other things) whether the provision of such services would be compatible with maintaining the independence of Rehmann.

Anticipated Attendance by Rehmann Robson at the 2007 Annual Meeting

          Rehmann has indicated to the Company that it intends to have a representative available during the 2007 Annual Meeting who will respond to appropriate questions. This representative will have the opportunity to make a statement during the meeting if he or she so desires.

Required Vote

          A resolution will be submitted to stockholders at the 2007 Annual Meeting for the ratification of the Audit Committee’s appointment of Rehmann as the Company’s principal independent auditors to audit the Company’s financial statements for the year ending December 31, 2007. The affirmative vote of a majority of the votes cast at the 2007 Annual Meeting in person or by proxy will be required to adopt this resolution. Proxies solicited by the Board will be voted in favor of ratification unless stockholders specify otherwise. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

          If the resolution selecting Rehmann as the Company’s principal independent public accountants is adopted by the stockholders, the Audit Committee and Board nevertheless retain the discretion to select different auditors should they subsequently deem it in the Company’s best interests. Any such future selection need not be submitted to a vote of stockholders.

          If the stockholders do not ratify the appointment of Rehmann, or if Rehmann should decline to act or otherwise become incapable of acting, or if Rehmann’s employment is discontinued, SGRP’s Audit Committee will appoint independent public accountants for the year ending December 31, 2007 (which may nevertheless be Rehmann should the Audit Committee subsequently deem Rehmann’s appointment in the Company’s best interests).

THE BOARD OF DIRECTORS AND AUDIT COMMITTEE EACH BELIEVE THAT THE APPOINTMENT OF REHMANN ROBSON AS THE COMPANY’S PRINCIPAL INDEPENDENT ACCOUNTANTS FOR YEAR ENDING DECEMBER 31, 2007, IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, AND EACH UNANIMOUSLY RECOMMEND A VOTE “FOR” APPROVAL THEREOF. PROXIES WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE SPECIFICALLY INDICATED.

THE BOARD OF DIRECTORS OF THE CORPORATION

          The Board of Directors (the “Board”) is responsible for the management and direction of SGRP and establishing its corporate policies. The current members of the Board are set forth below, and each is a nominee for election at the 2007 Annual Meeting:

Name	Age	Position with SPAR Group, Inc.
Robert G. Brown	64	Chairman, Chief Executive Officer, President and Director
William H. Bartels	63	Vice Chairman and Director
Robert O. Aders (1)	80	Director and Chairman of the Governance Committee
Jack W. Partridge (1)	61	Director and Chairman of the Compensation Committee
Jerry B. Gilbert (1)	73	Director
Lorrence T. Kellar (1)	70	Director and Chairman of the Audit Committee
C. Manly Molpus (1)	65	Director

(1) Member of the Governance, Compensation and Audit Committees

          Robert G. Brown serves as the Chairman, Chief Executive Officer, President and a Director of SGRP and has held such positions since July 8, 1999, the effective date of the merger of the SPAR Marketing Companies with PIA Merchandising Services, Inc. (the “Merger”). Mr. Brown served as the Chairman, President and Chief Executive Officer of the SPAR Marketing Companies (SPAR/Burgoyne Retail Services, Inc. (“SBRS”) since 1994, SPAR, Inc. (“SINC”) since 1979, SPAR Marketing, Inc. (“SMNEV”) since November 1993, and SPAR Marketing Force, Inc. (“SMF”) since 1996).

          William H. Bartels serves as the Vice Chairman and a Director of SGRP and has held such positions since July 8, 1999 (the effective date of the Merger). Mr. Bartels served as the Vice Chairman, Secretary, Treasurer and Senior Vice President of the SPAR Marketing Companies (SBRS since 1994, SINC since 1979, SMNEV since November 1993 and SMF since 1996).

          Robert O. Aders serves as a Director of SGRP and has done so since July 8, 1999. He has served as the Chairman of the Governance Committee since May 9, 2003, and also is a member of the Audit Committee and Compensation Committee. Mr. Aders has served as Chairman of The Advisory Board, Inc., an international consulting organization since 1993, and also as President Emeritus of the Food Marketing Institute (“FMI”) since 1993. Immediately prior to his election to the Presidency of FMI in 1976, Mr. Aders was Acting Secretary of Labor in the Ford Administration. Mr. Aders was the Chief Executive Officer of FMI from 1976 to 1993. He also served in The Kroger Co., in various executive positions from 1957 to 1974 and was Chairman of the Board from 1970 to 1974.

          Jack W. Partridge serves as a Director of SGRP and has done so since January 29, 2001. He has served as the Chairman of the Compensation Committee of SGRP since May 9, 2003, and also is a member of the Audit Committee and Governance Committee. Mr. Partridge is President of Jack W. Partridge & Associates. He previously served as Vice Chairman of the Board of The Grand Union Company from 1998 to 2000. Mr. Partridge’s service with Grand Union followed a distinguished 23-year career with The Kroger Company, where he served as Group Vice President, Corporate Affairs, and as a member of the Senior Executive Committee, as well as various other executive positions. Mr. Partridge has been a leader in industry and community affairs for over three decades. He has served as Chairman of the Food Marketing Institute’s Government Relations Committee, the Food and Agriculture Policy Task Force, and as Chairman of the Board of The Ohio Retail Association. He currently serves as a member of the board of Checkpoint Systems, Inc.

          Jerry B. Gilbert serves as a Director of SGRP and has done so since June 4, 2001. Mr. Gilbert is a member of the Audit Committee, Compensation Committee and Governance Committee. Mr. Gilbert served as Vice President of Customer Relations for Johnson & Johnson’s Consumer and Personal Care Group of Companies from 1989 to 1997. Mr. Gilbert joined Johnson & Johnson in 1958 and from 1958 to 1989 held various executive positions. Mr. Gilbert also served on the Advisory Boards of the Food Marketing Institute, the National Association of Chain Drug Stores and the General Merchandise Distributors Council (GMDC) where he was elected the first President of the GMDC Educational Foundation. He was honored with lifetime achievement awards from GMDC, Chain Drug Review, Drug Store News and the Food Marketing Institute. He is the recipient of the prestigious National Association of Chain Drug Stores (NACDS) Begley Award, as well as the National Wholesale Druggists Association (NWDA) Tim Barry Award. In June 1997, Mr. Gilbert received an Honorary Doctor of Letters Degree from Long Island University.

          Lorrence T. Kellar serves as a Director and the Chairman of the Audit Committee of SGRP and has done so since April 2, 2003. Mr. Kellar also is a member of the Compensation Committee and Governance Committee. Mr. Kellar had a 31-year career with The Kroger Co., where he served in various financial capacities, including Group Vice President for real estate and finance, and earlier, as Corporate Treasurer. He was responsible for all of Kroger’s real estate activities, as well as facility engineering, which coordinated all store openings and remodels. Mr. Kellar subsequently served as Vice President, real estate, for Kmart. He currently is Vice President of Continental Properties Company, Inc. Mr. Kellar also serves on the boards of Frisch’s Restaurants and Multi-Color Corporation and is a trustee of the Acadia Realty Trust. He also is a major patron of the arts and has served as Chairman of the Board of the Cincinnati Ballet.

        C. Manly Molpus serves as a Director of SGRP and has done so since August 9, 2006. Mr. Molpus is a member of the Audit Committee, Compensation Committee and Governance Committee. Mr. Molpus recently retired as president, chief executive officer and a director of the Grocery Manufacturers Association, based in Washington, D.C. Mr. Molpus serves on the board of directors of the Congressional Hunger Center and was formally a trustee of the U.S. Capitol Historical Society. In 2002, he was appointed to the U.S. Department of State Advisory Committee on International Economic Policy. He formerly served on the USDA/USTR Agriculture Policy Advisory Committee for Trade. Previously, Mr. Molpus served as president and chief executive officer of the American Meat Institute and was vice president of corporate affairs for The Kroger Co., the nation’s largest supermarket company.

EXECUTIVE OFFICERS OF THE CORPORATION

        Set forth in the table below are the names, ages and current offices held by all executive officers of SGRP. For biographical information regarding Robert G. Brown and William H. Bartels, see The Board of Directors of the Corporation, above.

Name	Age	Position with SPAR Group, Inc.
Robert G. Brown	64	Chairman, Chief Executive Officer, President and Director
William H. Bartels	63	Vice Chairman and Director
Charles Cimitile	52	Chief Financial Officer, Secretary and Treasurer
Kori G. Belzer	41	Chief Operating Officer
Patricia Franco	46	Chief Information Officer and President of the SPAR International Merchandising Services Division
James R. Segreto	58	Vice President and Controller

        Charles Cimitile serves as the Chief Financial Officer, Secretary and Treasurer of SGRP and has done so since November 24, 1999. Mr. Cimitile served as Chief Financial Officer for GT Bicycles from 1996 to 1999 and Cruise Phone, Inc. from 1995 through 1996. Prior to 1995, he served as the Vice President Finance, Secretary and Treasurer of American Recreation Company Holdings, Inc. and its predecessor company.

        Kori G. Belzer serves as the Chief Operating Officer of SGRP and has done so since January 1, 2004. Ms. Belzer also serves as Chief Operating Officer of SPAR Management Services, Inc. (“SMSI”), and SPAR Marketing Services, Inc. (“SMS”), each an affiliate of SGRP (see Transactions with Related Persons, Promoters and Certain Control Persons, below), and has done so since 2000. The Audit Committee determined that Ms. Belzer also served during 2003 as the de facto chief operating officer of SGRP through her position as Chief Operating Officer of SMSI and SMS. From 1997 to 2000, Ms.

Belzer served as Vice President Operations of SMS and as Regional Director of SMS from 1995 to 1997. Prior to 1995, she served as Client Services Manager for SPAR/Servco, Inc.

        Patricia Franco serves as the Chief Information Officer of SGRP and President of the SPAR International Merchandising Services Division and has done so since January 1, 2004. Ms. Franco also serves as Senior Vice President of SPAR Infotech, Inc. (“SIT”), an affiliate of SGRP (see Transactions with Related Persons, Promoters and Certain Control Persons, below), and has done so since January 1, 2003. The Audit Committee determined that Ms. Franco also served during 2003 as the de facto chief information officer of SGRP as well as, the de facto President of the SPAR International Merchandising Services Division, through her position as Senior Vice President of SIT. Prior to 2003, Ms. Franco served in various management capacities with SIT, SMS and their affiliates.

        James R. Segreto serves as Vice President and Controller of SGRP and has done so since July 8, 1999, the effective date of the Merger. From 1997 through the Merger, he served in the same capacity for SMS. Mr. Segreto served as Chief Financial Officer for Supermarket Communications Systems, Inc. from 1992 to 1997 and LM Capital, LLP from 1990 to 1992. Prior to 1992, he served as Controller of Dorman Roth Foods, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of SGRP’s common stock as of April 2, 2007 by: (i) each person (or group of affiliated persons) who is known by SGRP to own beneficially more than 5% of SGRP’s common stock; (ii) each of SGRP’s directors; (iii) each of the Named Executive Officers in the Summary Compensation Table; and (iv) SGRP’s directors and such Named Executive Officers as a group. Except as indicated in the footnotes to this table, the persons named in the table, based on information provided by such persons, have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	See Note #	Percentage
Common Shares	Robert G. Brown (1)	8,710,329	(2)	45.8

Common Shares	William H. Bartels (1)	5,345,910	(3)	28.1

Common Shares	Robert O. Aders (1)	174,929	(4)	*

Common Shares	Jack W. Partridge (1)	119,019	(5)	*

Common Shares	Jerry B. Gilbert (1)	112,360	(6)	*

Common Shares	Lorrence T. Kellar (1)	112,387	(7)	*

Common Shares	C. Manly Molpus (1)	-	-

Common Shares	Charles Cimitile (1)	152,500	(8)	*

Common Shares	Kori G. Belzer (1)	160,757	(9)	*

Common Shares	Patricia Franco (1)	248,021	(10)	*

Common Shares	Richard J. Riordan	1,209,922	(11)	6.4
	300 South Grand Avenue, Suite 2900
	Los Angeles, California 90071

Common Shares	Heartland Advisors, Inc.	1,228,000	(12)	6.5
	790 North Milwaukee Street
	Milwaukee, Wisconsin 53202

Common Shares	Executive Officers and Directors	15,136,212		79.9

*	Less than 1%

(1)	The address of such owners is c/o SPAR Group, Inc. 555 White Plains Road, Suite 250, Tarrytown, New York 10591.

(2)

Mr. Brown’s beneficial ownership includes (a) 1,800,000 shares held by a grantor trust for the benefit of certain family members of Robert G. Brown over which Robert G. Brown, James R. Brown, Sr. and William H. Bartels are trustees, (b) 95,747 shares issuable upon exercise of options (James R. Brown, Sr., and William H. Bartels each disclaim beneficial ownership of those trust shares), (c) 12,000 shares held in trust for James R. Brown, and (d) 1,300 shares held by Jean Brown.

(3)

Mr. Bartel’s beneficial ownership excludes 1,800,000 shares held by a grantor trust for the benefit of certain family members of Robert G. Brown over which Robert G. Brown, James R. Brown, Sr. and William H. Bartels are trustees, beneficial ownership of these trust shares are disclaimed by Mr. Bartels. His beneficial ownership includes 58,999 shares issuable upon exercise of options.

(4)	Mr. Ader’s beneficial ownership includes 103,275 shares issuable upon exercise of options.

(5)	Mr. Partridge’s beneficial ownership includes 108,051 shares issuable upon exercise of options.

(6)	Mr. Gilbert’s beneficial ownership includes 99,275 shares issuable upon exercise of options.

(7)	Mr. Kellar’s beneficial ownership includes 106,239 shares issuable upon exercise of options.

(8)	Mr Cimitile’s beneficial ownership includes 152,500 shares issuable upon exercise of options.

(9)	Ms. Belzer’s beneficial ownership includes 157,820 shares issuable upon exercise of options.

(10)	Ms. Franco’s beneficial ownership includes 195,233 shares issuable upon exercise of options.

(11)	Share ownership was confirmed with SGRP’s stock transfer agent.

(12)

All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G (Amendment No. 9), filed by Heartland Advisors, Inc. with the Securities and Exchange Commission on February 14, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act (“Section 16(a)”) requires SGRP’s directors and certain of its officers and persons who own more than 10% of SGRP’s Common Stock (collectively, “Insiders”), to file reports of ownership and changes in their ownership of SGRP’s Common Stock with the Commission. Insiders are required by Commission regulations to furnish SGRP with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it for the year ended December 31, 2006, or written representations from certain reporting persons for such year, SGRP believes that its Insiders complied with all applicable Section 16(a) filing requirements for such year, with the exception that Robert G. Brown timely reported 2 transactions on Form 5 (Annual Statement of Change in Beneficial Ownership of Securities) that should have been reported earlier on Form 4 (Statements of Changes in Beneficial Ownership ) and untimely filed 2 reports on Form 4 respecting 6 other transactions, William H. Bartels timely reported 2 transactions on Form 5 that should have been reported earlier on Form 4, Jerry B. Gilbert untimely filed 1 report on Form 4 respecting 22 other transactions. C. Manly Molpus untimely filed his Form 3 (Initial Statement of Beneficial Ownership of Securities) respecting his appointment as a director and first transaction, Charles Cimitile timely reported 7 transactions on Form 5 that should have been reported earlier on Form 4, Kori Belzer timely reported 10 transactions on Form 5 that should have been reported earlier on Form 4, Patricia Franco timely reported 12 transactions on Form 5 that should have been reported earlier on Form 4 and James R. Segreto timely reported 5 transactions on Form 5 that should have been reported earlier on Form 4. All such transactions were related to the issuance or cancellation of certain options rather than actual purchases or sales of the Corporation’s stock. All such Section 16(a) filing requirements have since been completed by each of the aforementioned individuals.

Transactions with Related Persons, Promoters and Certain Control Persons

        The Corporation’s policy respecting approval of transactions with related persons, promoters and control persons is contained in the SPAR Group Code of Ethical Conduct for its Directors, Senior Executives and Employees Dated (as of) May 1, 2004 (the “Ethics Code”). Article V of the Ethics Code generally prohibits each “Covered Person” (including SGRP’s officers and directors) from engaging in any business activity that conflicts with his or her duties to the Company, and directs each “Covered Person” to avoid any activity or interest that is inconsistent with the best interests of the SPAR Group, in each case except for any “Approved Activity” (as such terms are defined in the Ethics Code). Examples of violations include (among other things) having any ownership interest in, acting as a director or officer of or otherwise personally benefiting from business with any customer or vendor of the Company other than pursuant to any Approved Activity. Approved Activities include (among other things) anything disclosed to and approved by the Board, the Governance Committee or the Audit Committee, as the case may be, as well as the ownership, board and executive positions held by certain executive officers in SMS, SMSI and SIT (as defined and described below). The Company’s senior management is generally responsible for monitoring compliance with the Ethics Code and establishing and maintaining compliance systems, including conflicting relationships and transactions, subject to the review and oversight of the Governance Committee as provided in clause IV.11 of the Charter of the Governance Committee of the Board of Directors of SPAR Group, Inc. Dated (as of) May 18, 2004. However, the Amended and Restated Charter of the Audit Committee of the Board of Directors of SPAR Group, Inc. Dated (as of) May 18, 2004, provides in clause I.2(l) that one of the Audit Committee’s primary (and specific) duties and responsibilities is to review and approve the overall fairness of all material related-party transactions. The Audit Committee periodically reviews and has approved all of the related party relationships and transactions described below.

        Mr. Robert G. Brown, a Director, the Chairman, President and Chief Executive Officer and a major stockholder of SGRP, and Mr. William H. Bartels, a Director and the Vice Chairman of the Company and a major stockholder of SGRP, are executive officers and the sole stockholders and directors of SPAR Marketing Services, Inc. (“SMS”), SPAR Management Services, Inc. (“SMSI”), and SPAR Infotech, Inc. (“SIT”).

        SMS and SMSI provided approximately 99% of the Company’s domestic merchandising specialists in the field (through its independent contractor field force) and approximately 78% of the Company’s domestic field management at a total cost of approximately $18.9 million, $20.0 million, and $24.4 million for 2006, 2005, and 2004, respectively. Pursuant to the terms of the Amended and Restated Field Service Agreement dated as of January 1, 2004, SMS provides the services of SMS’s merchandising specialist field force of approximately 5,000 independent contractors to the Company. Pursuant to the terms of the Amended and Restated Field Management Agreement dated as of January 1, 2004, SMSI provides approximately 50 full-time national, regional and district managers to the Company. For those services, the

Company has agreed to reimburse SMS and SMSI for all of their costs of providing those services and to pay SMS and SMSI each a premium equal to 4% of their respective costs, except that for 2004 SMSI agreed to concessions that reduced the premium paid by approximately $640,000 for 2004. Total net premiums (4% of SMS and SMSI costs less 2004 concessions) paid to SMS and SMSI for services rendered were approximately $730,000, $770,000, and $320,000 for 2006, 2005, and 2004, respectively. The Company has been advised that Messrs. Brown and Bartels are not paid any salaries as officers of SMS or SMSI so there were no salary reimbursements for them included in such costs or premium. However, since SMS and SMSI are “Subchapter S” corporations, Messrs. Brown and Bartels benefit from any income of such companies allocated to them.

        SIT provided substantially all of the Internet computer programming services to the Company at a total cost of approximately $678,000, $771,000, and $1.2 million for 2006, 2005, and 2004, respectively. SIT provided approximately 23,000, 25,000, and 34,000 hours of Internet computer programming services to the Company for 2006, 2005, and 2004, respectively. Pursuant to the Amended and Restated Programming and Support Agreement dated as of January 1, 2004, SIT continues to provide programming services to the Company for which the Company has agreed to pay SIT competitive hourly wage rates for time spent on Company matters and to reimburse the related out-of-pocket expenses of SIT and its personnel. The average hourly billing rate was $28.87, $30.34, and $34.71 for 2006, 2005, and 2004, respectively. The Company has been advised that no hourly charges or business expenses for Messrs. Brown and Bartels were charged to the Company by SIT for 2005. However, since SIT is a “Subchapter S” corporation, Messrs. Brown and Bartels benefit from any income of such company allocated to them.

        In November 2004 and January 2005, the Company entered into separate operating lease agreements between SMS and the Company’s wholly owned subsidiaries, SPAR Marketing Force, Inc. (“SMF”) and SPAR Canada Company (“SPAR Canada”). In May 2005, the Company and SMS amended the lease agreements reducing the total monthly payment. Each lease, as amended, has a 36 month term and representations, covenants and defaults customary for the leasing industry. The SMF lease is for handheld computers to be used by field merchandisers in the performance of various merchandising and marketing services in the United States and has a monthly payment of $17,891. These handheld computers had an original purchase price of $632,200. The SPAR Canada lease is also for handheld computers to be used by field merchandisers in the performance of various merchandising and marketing services in Canada and has a monthly payment of $2,972. These handheld computers had an original purchase price of $105,000. The monthly payments, as amended, are based upon a lease factor of 2.83%.

        In March 2005, SMF entered into an additional 36 month lease with SMS for handheld computers. The lease factor is 2.83% and the monthly payment is $2,341. These handheld computers had an original purchase price of $82,727.

        The Company owed the following amounts to SMS, SMSI and SIT for the above services as at December 31, 2006 and 2005, respectively (in thousands):

	December 31,
	2006	2005
SPAR Marketing Services, Inc.	$1,238	$847
SPAR Management Services, Inc.	346	238
SPAR Infotech, Inc.	168	105

	$1,752	$1,190

        In July 1999, SMF, SMS and SIT entered into a Software Ownership Agreement with respect to Internet job scheduling software jointly developed by such parties. In addition, SPAR Trademarks, Inc. (“STM”), SMS and SIT entered into trademark licensing agreements whereby STM has granted non-exclusive royalty-free licenses to SIT, SMS and SMSI for their continued use of the name “SPAR” and certain other trademarks and related rights transferred to STM, a wholly owned subsidiary of SGRP.

        Messrs. Brown and Bartels also collectively own, through SMSI, a minority (less than 5%) equity interest in Affinity Insurance Ltd., which provides certain insurance to the Company.

        In the event of any material dispute in the business relationships between the Company and SMS, SMSI, or SIT, it is possible that Messrs. Brown or Bartels may have one or more conflicts of interest with respect to these relationships and such dispute could have a material adverse effect on the Company.

CORPORATE GOVERNANCE

Board Meetings

        The Board meets regularly to receive and discuss operating and financial reports presented by management of SGRP and its advisors. During the year ended December 31, 2006, the Board held four meetings in person and took various actions by written consent. Each incumbent Director attended all of the meetings of the Board of Directors, except for C. Manly Molpus who was appointed to the Board of Directors on August 9, 2006. Since his appointment, Mr. Molpus attended all meetings of the Board of Directors. In addition, no committee member missed more than 25% of the meetings of any committee.

Board Size

        The size of the Board is currently set at seven directors. The Board acted after the 2006 annual meeting of stockholders to increase its size to seven members, and on the nomination of the Governance Committee, appointed Mr. C. Manly Molpus to the newly created vacancy to serve as of that date until the 2007 annual meeting of stockholders.

Committees

        From time to time the Board may establish permanent standing committees and temporary special committees to assist the Board in carrying out its responsibilities. Currently, SGRP has three committees; the Audit Committee, the Compensation Committee and the Governance Committee. An audit committee is required by the Nasdaq Stock Market, Inc., or National Association of Securities Dealers (collectively, “Nasdaq”), the Securities and Exchange Commission (the “SEC”), and applicable law. While SGRP is not similarly required to have either a compensation committee or governance committee, certain responsibilities assigned to these committees in their respective charters are required to be fulfilled by independent directors.

        The standing committees of the Board are the Audit Committee of the Board (the “Audit Committee”), the Compensation Committee of the Board (the “Compensation Committee”), and the Governance Committee of the Board (the “Governance Committee”), as provided in SGRP’s Restated By-Laws (see — “Limitation of Liability and Indemnification Matters”, below).

Audit Committee

        The Audit Committee of the Board assists the Board in fulfilling its oversight responsibilities respecting the accounting, auditing and financial reporting and disclosure principles, policies, practices and controls of SGRP and its direct and indirect subsidiaries (together with SGRP, collectively, the “Company”), the integrity of the Company’s financial statements, the audits of the financial statements of the Company and the Company’s compliance with legal and regulatory requirements and disclosure, and has done so since June of 2000. The specific functions and responsibilities of the Audit Committee are set forth in the written Amended and Restated Charter of the Audit Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) May 18, 2004 (the “Audit Charter”), approved and recommended by the Audit Committee and Governance Committee and adopted by the Board on May 18, 2004. The Audit Committee also is given specific functions and responsibilities by and is subject to the rules and regulations of Nasdaq (“Nasdaq Rules”) and of the SEC (the “SEC Rules”), the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and other applicable law, which are reflected in the Audit Charter. A current copy of the Audit Charter is posted and available to stockholders and the public on the Company’s web site (www.SPARinc.com). The Audit Charter was amended and restated to reflect the recent evolution of the Audit Committee’s expanding responsibilities, the recent adoption of Sarbanes-Oxley, and recent changes in Nasdaq Rules, SEC Rules, securities laws and other applicable law pertaining to all audit committees. The Audit Committee reviews and reassesses the Audit Charter annually and recommends any needed changes to the Board for approval. The Audit Committee’s most recent review was in August of 2006, when it determined no changes were then needed in the Audit Charter.

        The Audit Committee (among other things and as more fully provided in the Audit Charter):

(a)	Serves as an independent and objective party to monitor the Company’s financial reporting process and internal accounting and disclosure control system and their adequacy and effectiveness;

(b)

Is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (hereinafter referred to as the “Company’s Independent Accountants”);

(c)	Resolves disagreements between the Company’s senior management and the Company’s Independent Accountants regarding financial reporting;

(d)	Communicates directly with the Company’s Independent Accountants;

(e)	Reviews and appraises the audit efforts of the Company’s Independent Accountants, including the plans for and scope of the audit, the audit procedures to be utilized and results of the audit;

(f)	Provides an open avenue of communication among the Company’s Independent Accountants, the Company’s financial and senior management and the Board;

(g)

Reviews and approves, in advance, all non-audit services to be performed by the Company’s Independent Accountants, either individually or through policies and procedures for particular types of services to be performed within specified periods;

(h)	Reviews the performance, qualifications and independence of the Company’s Independent Accountants;

(i)	Reviews the financial reports and other financial information provided by SGRP to any governmental body or the public;

(j)	Encourages continuous improvement of, and fosters adherence to, the Company’s accounting, disclosure and similar control policies, procedures and practices at all levels; and

(k)	Reviews and approves the overall fairness of all material related-party transactions.

        The Audit Committee currently consists of Messrs. Kellar (its Chairman), Aders, Gilbert, Molpus and Partridge, each of whom has been determined by the Governance Committee and the Board to meet the independence requirements for Audit Committee members under Nasdaq Rule 4200(a)(14). In connection with his re-nomination as a Director, the Governance Committee and the Board re-determined that Mr. Kellar was qualified to be the “Audit Committee financial expert” as required by applicable law and the SEC Rules.

        During the year ended December 31, 2006, the Audit Committee met four times in person and six times by telephone.

        See “Report of the Audit Committee of the Board of Directors”, below.

Compensation Committee

        The Compensation Committee of the Board assists the Board in fulfilling its oversight responsibilities respecting the performance and compensation of the executives and the other compensation, equity incentive and related policies of the Company, through which the Company endeavors to attract, motivate and retain the executive talent needed to optimize stockholder value in a competitive environment while facilitating the business strategies and long-range plans of the Company. The specific functions and responsibilities of the Compensation Committee are set forth in the written Charter of the Compensation Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) May 18, 2004 (the “Compensation Charter”), approved and recommended by the Compensation Committee and Governance Committee and adopted by the Board on May 18, 2004. The Compensation Committee also is given specific functions and responsibilities by and is subject to the Nasdaq Rules and SEC Rules, Sarbanes-Oxley and other applicable law. A current copy of the Compensation Charter is posted and available to stockholders and the public on the Company’s web site (www.SPARinc.com). The Compensation Charter was adopted to reflect the recent evolution of the Compensation Committee’s informal responsibilities, the recent adoption of Sarbanes-Oxley, and recent changes in Nasdaq Rules, SEC Rules, securities laws and other applicable law pertaining to compensation committees. The Compensation Committee reviews and reassesses the Compensation Charter annually and recommends any needed changes to the Board for approval.

The Compensation Committee’s most recent review was in August of 2006, when it determined no changes were then needed in the Compensation Charter.

        The Compensation Committee (among other things and as more fully provided in the Compensation Charter):

(a)

Oversees the existing and proposed compensation plans, policies and practices of the Company, and reviews and recommends to the Board any necessary or desirable changes or additions to any such plan, policy or practice, all in order to (i) attract and retain quality directors, executives and employees, (ii) provide total compensation competitive with similar companies, (iii) reward and reinforce the attainment of the Company’s performance objectives, and (iv) align the interests of SGRP’s directors and the Company’s executives and employees with those of SGRP’s stockholders (the “Company’s Compensation Objectives”);

(b)	Reviews the Company’s existing and proposed Compensation Objectives from time to time and recommends to the Board any necessary or desirable changes or additions to such objectives;

(c)	Reviews the performance of and establishes the compensation for the Company’s senior executives; and

(d)

Oversees the Company’s stock option, stock purchase and other benefit plans and severance policies, and reviews and recommends to the Board any necessary or desirable changes or additions to any such plan, policy or practice.

        The Compensation Committee currently consists of Messrs. Partridge (its Chairman), Aders, Gilbert, Kellar and Molpus, all of whom are non-employees of the Company and have been determined by the Governance Committee and the Board to be independent directors in accordance with Nasdaq Rule 4200(a)(14).

        During the year ended December 31, 2006, the Compensation Committee met four times in person.

        See “Report of the Compensation Committee of the Board of Directors”, below.

Governance Committee

        The Governance Committee of the Board assists the Board in fulfilling its oversight responsibilities respecting the nomination of directors and committee members for the Board and the corporate governance policies and practices of the Company. The specific functions and responsibilities of the Governance Committee are set forth in the written Charter of the Governance Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) May 18, 2004 (the “Governance Charter”), approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. The Governance Committee also is given specific functions and responsibilities by and is subject to the Nasdaq Rules, SEC Rules, Sarbanes-Oxley and other applicable law, which are reflected in the Governance Charter. A current copy of the Governance Charter is posted and available to stockholders and the public on the Company’s web site (www.SPARinc.com). The Governance Charter was adopted to reflect the recent evolution of the Governance Committee’s informal responsibilities, the recent adoption of Sarbanes-Oxley, and recent changes in Nasdaq Rules, SEC Rules, securities laws and other applicable law pertaining to governance committees. The Governance Committee reviews and reassesses the Governance Charter, Nomination Policy and Ethics Code (as such terms are defined below) annually and recommends any needed changes to the Board for approval. The Governance Committee’s most recent review was in August of 2006, when it determined no changes were then needed in the Governance Charter, Nomination Policy and Ethics Code.

        The Governance Committee (among other things and as more fully provided in the Governance Charter):

(a)

Oversees the identification, vetting and nomination of candidates for directors of SGRP and the selection of committee members, reviews their qualifications (including outside director independence) and recommends any proposed nominees to the Board;

(b)	Oversees SGRP’s organizational documents and policies and practices on corporate governance and recommends any proposed changes to the Board for approval; and

(c)

Oversees the Company’s codes of ethics and other internal policies and guidelines and monitors the Company’s enforcement of them and incorporation of them into the Company’s culture and business practices.

        The Governance Committee currently consists of Messrs. Aders (its Chairman), Gilbert, Kellar, Molpus and Partridge, all of whom are non-employees of the Company and have been determined by the Governance Committee and the Board to be independent directors in accordance with Nasdaq Rule 4200(a)(14).

        During the year ended December 31, 2006, the Governance Committee met four times in person.

Director Nominations

        The Governance Committee oversees the identification, vetting and nomination of candidates for directors and the selection of committee members, the review of their qualifications (including outside director independence), and recommends any proposed nominees to the Board in accordance with the Governance Charter and with the SPAR Group, Inc. Statement of Policy Regarding Director Qualifications and Nominations dated as of May 18, 2004 (the “Nomination Policy”), as approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. A current copy of this policy is posted and available to stockholders and the public on the Company’s web site (www.SPARinc.com).

        The Nomination Policy requires that a majority of the directors of the Board and all members of its Audit Committee, Compensation Committee and Governance Committee satisfy the independence requirements applicable to Audit Committee members under the applicable Nasdaq Rules. Each of the Audit Charter, Compensation Charter and Governance Charter also contain the same requirements that all of their respective members satisfy such independence requirements.

        The Nomination Policy identifies numerous characteristics believed important by the Board for any nominee for director and provides that each nominee for director should possess as many of them as practicable. These desirable characteristics include (among other things) the highest professional and personal ethics and integrity, sufficient time and attention to devote to Board and Committee duties and responsibilities, strong relevant business and industry knowledge and contacts, and business and financial sophistication, common sense and wisdom, and the ability to make informed judgments on a wide range of issues, the ability and willingness to exercise and express independent judgments, and the apparent ability and willingness to meet or exceed the Board’s performance expectations.

        Performance expectations for each director have also been established by the Board in the Nomination Policy, including (among other things) the director’s regular preparation for, attendance at and participation in all meetings (including appropriate questioning), support and advice to management in his areas of expertise, maintenance of focus on the Board’s agenda, understanding the business, finances, plans and strategies of Company, professional and collegial interaction, acting in the best interests of the Company and the stockholders, compliance with the Company’s applicable ethics codes.

        The Governance Committee generally will consider recommending the re-nomination of incumbent directors in accordance with the Nomination Policy, provided that they continue to satisfy the applicable personal characteristic criteria and performance expectations. The Nomination Policy reflects the Board’s belief that qualified incumbent directors are generally uniquely positioned to provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of SGRP, and that the value of these benefits may outweigh many other factors. However, the Governance Committee is not required to recommend to the Board the nomination of any eligible incumbent director for re-election.

        In considering the potential director nominee slate (including incumbent directors) to recommend to the Board, the Nomination Policy directs the Governance Committee to take into account: (i) the benefits of incumbency, as noted above; (ii) any perceived needs of Board, any Committee or the Company at the time for business contacts, skills or experience or other particular desirable personal characteristics; (iii) the collegiality of Board members; (iv) the need for independent directors or financial experts under that Policy or applicable law for the Board or its Committees; (v) any other requirements of applicable law; and (vi) the desirability of ethnic, racial, gender and geographic diversity. The Governance Committee will consider proposed nominees from any source, including those properly submitted by stockholders (see — “STOCKHOLDER COMMUNICATIONS — Submission of Stockholder Proposals and Director Nominations”, below).

        Each potential nominee for director is required to complete and submit an officers’ and directors’ questionnaire as part of the process for making director nominations and preparation of SGRP’s annual report and proxy statement. With new nominees, the process also may include interviews and background checks.

        The seven nominees for director were reviewed, approved and recommended by the Governance Committee, were nominated by the Board and are all incumbents. Based on their respective officers’ and directors’ questionnaires, the Governance Committee and Board each determined that Mr. Robert O. Aders, Mr. Jack W. Partridge, Mr. Jerry B. Gilbert, Mr. Lorrence T. Kellar, and Mr. C. Manly Molpus are independent directors under Nasdaq Rules, as required by the Nominations Policy and the committee charters, and Mr. Lorrence T. Kellar is an “audit committee financial expert” under SEC Rules, as required by such rules and the Audit Charter.

Ethics Codes

        SGRP has adopted codes of ethical conduct applicable to all of its directors, officers and employees, as approved and recommended by the Audit Committee and Governance Committee and adopted by the Board, in accordance with Nasdaq Rules. These codes of conduct (collectively, the “Ethics Code”) consist of: (1) the SPAR Group Code of Ethical Conduct for its Directors, Senior Executives and Employees Dated (as of) May 1, 2004; and (2) the SPAR Group Statement of Policy Regarding Personal Securities Transaction in SGRP Stock and Non-Public Information Dated, Amended and Restated as of May 1, 2004, which amends, restates and completely replaces its existing similar statement of policy. Both Committees were involved because general authority over the Ethics Codes shifted from the Audit Committee to the Governance Committee with the adoption of the committee charters on May 18, 2004. However, the Audit Committee retained the express duty to review and approve the overall fairness of all material related-party transactions. Copies of these codes and policies are posted and available on the Company’s web site (www.SPARinc.com).

Limitation of Liability and Indemnification Matters

        SGRP’s Certificate of Incorporation limits the liability of all directors to the maximum extent such liability can be limited under Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

        SGRP’s Restated By-Laws provide that SGRP shall indemnify each of its directors and senior executives and may indemnify the other officers, employees and other agents of the Company to the fullest extent permitted by law. SGRP’s Restated By-Laws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Restated By-Laws would permit indemnification. These indemnification provisions were first approved and recommended by the Governance Committee and adopted by the Board in November of 2003, in order to conform to the current practices of most public companies and to attract and maintain quality candidates for the Board and the Company’s management, and were later incorporated into the Amended and Restated By-Laws of SPAR Group, Inc., Dated as of May 18, 2004 (the “Restated By-Laws”), approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. A current copy of the Restated By-Laws is posted and available to stockholders and the public on the Company’s web site (www.SPARinc.com). The Company maintains director and officer liability insurance.

        At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company in which indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

EXECUTIVE OFFICERS, COMPENSATION, DIRECTORS AND OTHER INFORMATION

Compensation Discussion and Analysis by Management

        Statements contained in this “Compensation Discussion and Analysis by Management” include “forward-looking statements” within the meaning of the securities laws and are based on the Company’s best intentions, estimates and determinations. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance and achievements of the Company’s policies and objectives, whether expressed or implied by such forward-looking statements, to not occur or be realized or to be less than expected. Forward-looking statements may be identified by the use of forward-looking terminology such as “believes”, “endeavors”, “motivate”, “incentive”, “may”, “will”, “expect”, “intend”, “anticipate” or similar terms, variations of those terms or the negative of those terms. Although the Company believes that its objectives, incentives and expectations reflected in or suggested by such forward-looking statements are reasonable, it cannot assure that such objectives, incentives and expectations will be achieved in whole or in part. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Compensation Policy

        The Corporation believes that its compensation packages should (i) attract and retain quality directors, executives and employees, (ii) provide total compensation competitive with similar companies, (iii) reward and reinforce the attainment of the Company’s performance objectives, and (iv) align the interests of its directors, executives and employees with those of its stockholders (the “Company’s Compensation Objectives”). The Compensation Committee oversees the existing and proposed compensation plans, policies and practices of the Company, reviews and recommends to the Board any necessary or desirable changes or additions to any such plan, policy or practice, and reviews and approves all director and executive officer compensation, to endeavor to meet the Company’s Compensation Objectives.

        The Corporation believes that the interests of its executives should be closely aligned with those of its stockholders. The Corporation’s executive compensation has three primary elements, which are fixed base salaries, annual performance-based bonuses and long term equity incentives. In balancing these elements, the Corporation endeavors to strike an appropriate balance among the Company’s annual performance, its long-term growth objectives, its ability to attract and retain qualified executive officers and the expense of such compensation. The Corporation believes it should compensate each executive for their individual work and achievements, which it endeavors to do through the salaries and individual discretionary bonuses described below. In addition the Corporation rewards each executive for their contributions to the Corporation’s achievement of short-term business objectives, operational and performance goals, through the annual cash and stock option incentive bonuses described below. Grants of stock options under the Company’s 2000 stock option plan (described below) are incentives for each executive to make long-term contributions to the value of the Corporation. The Corporation considers all elements of compensation when determining the total salaries and incentives for its executives, but once determined for a particular year such elements are generally independent of each other (e.g, salary will not be affected by the size of bonuses or value of stock options).

        Mr. Brown, the current Chairman and CEO, and Mr. Bartels, the current Vice Chairman, collectively own approximately 74% of the Corporation’s common stock. They also are the sole owners of SMS, SMSI and SIT, each of which is an affiliate of the Corporation that receives revenues from providing services to the Corporation (as described above in Transactions with Related Persons, Promoters and Certain Control Persons). The Corporation believes Messrs. Brown and Bartels’ interests are aligned with those of its other stockholders.

Determining Compensation

        Each year the Compensation Committee receives compensation recommendations for salary, bonuses and possible stock options for its executives from its Chief Executive Officer, Robert G. Brown, and carefully reviews and (to the extent they deem appropriate) adjusts them before approving them. These recommendations are developed by management through employee evaluations, development of business goals and input from its executives. The Corporation also provides a stock purchase plan, 401(k) plan, healthcare plan and certain other benefits to all of the Company’s employees (including its executives). In addition certain executives are party to severance agreements discussed below.

        The Corporation believes that it pays competitive compensation packages that allow it to attract and retain quality executives.

Base Salary

        In setting base salaries, the Corporation considers individual performance (including the satisfaction of duties and accomplishment of previously established short-term and long-term objectives) and various subjective criteria (including initiative, dedication, growth, leadership and contributions to overall department and corporate performance). Executive officer salaries and salary increases are recommended by Mr. Brown and reviewed and approved by the Compensation Committee.

Annual Incentive and Discretionary Bonuses

        The Corporation’s executive officers are eligible for annual cash and stock option bonuses based upon their individual performance, the Company’s achievements of certain specific operating results or increases in stockholder value and a discretionary amount based on the overall contribution of the officer to the corporation during the year. During or before the beginning of each year Mr. Brown and the Compensation Committee establish bonus criteria for each of those officers based principally on the Company’s achievement of specific performance goals during the year. The type of goal, thresholds and awards may vary among the executives based on their specific area of expertise and responsibilities. However, each goal is specifically designed to generate additional profit, increase revenue or otherwise increase stockholder value. Ranges are generally specified for the goals with corresponding cash and stock option bonuses specified for achievement. If a specified level for a goal is achieved, as determined by the Corporation and reviewed by the Compensation Committee, the applicable executives are entitled to the corresponding cash and stock option bonuses.

        All executive officer bonus plans are recommended by Mr. Brown and reviewed and approved by the Compensation Committee.

        Mr. Brown and Mr. Bartels have not recommended awarding, and the Compensation Committee has not awarded, any annual incentive or discretionary bonuses to them. In the future, the Compensation Committee may revise this approach if circumstances warrant.

2006 Incentive and Discretionary Bonuses and 2007 Incentive Bonus Plans

        Mr. Cimitile’s incentive bonus plan for 2006 consisted of potential cash and stock options based on achieving specific goals related to the Corporation’s EBITDA and stock price and progress towards the completion of a plan to raise additional capital for the company as well as overall performance based on a review of his contribution to the company by the CEO. Mr. Cimitile received awards under his plan for 2006 of $20,000 cash and stock options to purchase 20,000 shares of the Corporation’s stock. Mr. Cimitile has a similar plan for 2007 based on achieving specific goals in one or more of the Corporation’s EBITDA (before bonuses), Total Profit and international Revenue.

        Ms. Belzer’s incentive bonus plan for 2006 consisted of potential cash and stock options based on achieving specific goals related to the Corporation’s domestic merchandising EBITDA, domestic merchandising Revenue, domestic event Revenue, reorganization of the sales department under Ms. Belzer and Canadian EBITDA margin. Ms. Belzer received awards under her plan for 2006 of $25,000 cash and stock options to purchase 20,000 shares of the Corporation’s stock. Ms. Belzer has a similar plan for 2007 based on achieving specific goals in one or more of the Corporation’s domestic merchandising EBITDA (before bonuses), domestic merchandising Revenue, domestic event Revenue and international Revenue.

        Ms. Franco’s incentive bonus plan for 2006 consisted of potential cash and stock options based on achieving specific goals related to the Corporation’s international Revenue, establishing specific new international subsidiaries and implementing new unique types (not clients) of operational RFID projects as well as a discretionary component based on her overall contribution to all segments of the company. New subsidiaries were established in Australia and Lithuania. Ms. Franco received awards under her plan for 2006 of $20,000 cash and stock options to purchase 10,000 shares of the Corporation’s stock. Ms. Franco has a similar plan for 2007 based on achieving specific goals in one or more of the Corporation’s international Revenue, international Profit and China Revenue.

        Mr. Brown did not recommend any bonus plan for Mr. Bartels or himself for 2006 or 2007.

Stock Options and Purchase Plans

        The Corporation believes that it is desirable to align the interests of its executives with those of its stockholders through their ownership of stock issued by the Corporation. Although the Company does not require its executives to own its stock, the Corporation believes that it can help achieve this objective by providing long term equity incentives through the issuance to its executives of options to purchase the Corporation’s common stock pursuant to the 2000 Plan (as defined below) and facilitating the purchase of its common stock at a modest discount by all of its executives and employees who elect to participate in its ESP Plan (as defined below). In particular, the Corporation believes that the award of such stock options to such executives encourages growth in their stock ownership in the Corporation, which in turn leads to the expansion of their stake in the long-term performance and success of the Company.

        The Corporation has four stock option plans: one current plan under which it issues options, which is its 2000 Stock Option Plan (“2000 Plan”), and three prior plans under which some options remained outstanding during 2006, which are the Special Purpose Stock Option Plan (“Special Purpose Plan”), the Amended and Restated 1995 Stock Option Plan (“1995 Plan”) and the 1995 Director’s Plan (“Director’s Plan”).

        On December 4, 2000, SGRP adopted the 2000 Plan as the successor to the 1995 Plan and the Director’s Plan with respect to all new options issued. The 2000 Plan provides for the granting of either incentive or nonqualified stock options to specified employees, consultants, and directors of the Company for the purchase of up to 3,600,000 (less those options still outstanding under the 1995 Plan or exercised after December 4, 2000 under the 1995 Plan). The options have a term of ten years, except in the case of incentive stock options granted to greater than 10% stockholders for whom the term is five years. The exercise price of nonqualified stock options must be equal to at least 85% of the fair market value of SGRP’s common stock at the date of grant (although typically the options are issued at 100% of the fair market value), and the exercise price of incentive stock options must be equal to at least the fair market value of SGRP’s common stock at the date of grant. During 2006, options to purchase 338,000 shares of SGRP’s common stock were granted, options to purchase 13,835 shares of the Company’s common stock were exercised and options to purchase 190,887 shares of SGRP’s stock were voluntarily surrendered and cancelled under this plan. At December 31, 2006, options to purchase 2,221,534 shares of SGRP’s common stock remain outstanding under this plan and options to purchase 577,108 shares of SGRP’s common stock were available for grant under this plan.

        Stock options are included in the annual incentive plans, as described above. Stock options also may be issued from time to time by the Corporation in its discretion. At each of its regular quarterly meetings, the Compensation Committee receives, discusses and approves (as and to the extent modified by them) management’s recommendations respecting the discretionary issuance of stock options to executives and employees of the Company pursuant to the 2000 Plan. Mr. Brown generally makes those recommendations respecting Mr. Cimitile, Ms. Belzer and Ms. Franco, as well as for any new officer, and each of those executives in turn are allocated options for their departments and make recommendations respecting those under their supervision (subject to review and approval by Mr. Brown). In recommending to the Compensation Committee the actual number of options to be granted to each individual, Mr. Brown, Mr. Cimitile, Ms. Belzer or Ms. Franco, as the case may be, makes an assessment of the individual’s contribution to the Company’s overall performance, the individual’s successful completion of a special project, and any significant increase or decrease in the participant’s abilities, responsibilities and performance of his or her duties. The Compensation Committee reviews managements’ recommendations at its meeting and determines whether to approve the proposed stock option grants.

        The stock options issued under the 2000 Plan are typically “nonqualified” (as a tax matter) and vest during the first four years following issuance at the rate of 25% on each anniversary date of their issuance. Recent changes in accounting principles now require the Company to record an expense on the vesting of each such “nonqualified” stock option.

        In 2001, SGRP adopted its 2001 Employee Stock Purchase Plan (the “ESP Plan”), which replaced its earlier existing plan, and its 2001 Consultant Stock Purchase Plan (the “CSP Plan”). These plans were each effective as of June 1, 2001. The ESP Plan allows employees of the Company, and the CSP Plan allows employees of the affiliates of the Company (see Transactions with Related Persons, Promoters and Certain Control Persons, above), to purchase SGRP’s Common Stock from SGRP without having to pay any brokerage commissions. On August 8, 2002, SGRP’s Board approved a 15% discount for employee purchases of Common Stock under the ESP Plan and recommended that its affiliates pay 15% of the value of the stock purchased as a cash bonus for affiliate consultant purchases of Common Stock under the CSP Plan.

Prior Stock Option Plans

        On July 8, 1999, in connection with the merger, SGRP established the Special Purpose Plan of PIA Merchandising Services, Inc. to provide for the issuance of substitute options to the holders of outstanding options granted by SPAR Acquisition, Inc. There were options to purchase 134,114 shares granted at $0.01 per share. Since July 8, 1999, SGRP has not granted any new options under this plan. During 2006, 3,500 options to purchase shares of the Company’s common stock were exercised under this plan. At December 31, 2006, options to purchase 1,250 shares of SGRP’s common stock remain outstanding under this plan.

        The 1995 Plan provided for the granting of either incentive or nonqualified stock options to specific employees, consultants, and directors of the Company for the purchase of up to 3,500,000 shares of SGRP’s common stock. The options had a term of ten years from the date of issuance, except in the case of incentive stock options granted to greater than 10% stockholders for which the term was five years. The exercise price of nonqualified stock options must have been equal to at least 85% of the fair market value of the Company’s common stock at the date of grant. Since 2000, the Company has not granted any new options under this plan. During 2006, options to purchase 1,000 shares of SGRP’s common stock were cancelled. At December 31, 2006, options to purchase 13,375 shares of the Company’s common stock remain outstanding under this plan. The 1995 Plan was superseded by the 2000 Plan with respect to all new options issued.

        The Director’s Plan was a stock option plan for non-employee directors and provided for the purchase of up to 120,000 shares of SGRP’s common stock. Since 2000, SGRP has not granted any new options under this plan. During 2006, no options to purchase shares of SGRP’s common stock were exercised under this plan. However, options to purchase 20,000 shares of SGRP’s common stock were cancelled under this plan. At December 31, 2006, there are no options to purchase shares of SGRP’s common stock that remain outstanding under this plan. The Director’s Plan has been replaced by the 2000 Plan with respect to all new options issued.

Potential Severance Payments upon a Change-In-Control and Termination

        In order to retain and motivate certain highly qualified executives in the event of a “Change-in-Control”, the Corporation has entered into a separate Change in Control Severance Agreement dated as of March 30, 2007 (each a “CICSA”), in the same form with each of William H. Bartels, Vice Chairman of the Corporation, Kori G. Belzer, the Corporation’s Chief Operating Officer, Patricia Franco, the Corporation’s Chief Information Officer and President of the SPAR International Merchandising Services Division, and James Segreto, the Corporation’s Controller, which amend and restate prior agreements in the case of Ms. Belzer and Ms. Franco. Each CICSA provides that the applicable executive will receive a lump sum severance payment if both (1) a “Change in Control” occurs (which includes certain changes in ownership as well as the hiring of a new Chairman or Chief Executive Officer who was not an executive on the date of the CICSA), and (2) within the “Protected Period” the executive either resigns for “Good Reason” (such as an adverse change in duties or compensation) or is terminated other than in a “Termination For Cause” (as such terms are defined in the applicable CICSA). The Protected Period is equal to the greater of 36 months from the date of the CICSA or 24 months from the then most recent Change in Control. The payment is equal to the sum of (i) the employee’s monthly salary times the number of remaining months in the Protected Period following such resignation or termination, plus (ii) the maximum bonus if any that would have been paid to such employee for any bonus plan then in effect (not to exceed 25% of the employee’s annual salary). Mr. Brown is not a party to a CICSA.

All Other Compensation

        The Corporation also provides a 401(k) plan, healthcare plan and certain other benefits to all of the Company’s employees (including its executives). The Company does not provide any perquisites or other benefits to its Named Executive Officers other than as described above. The only retirement plan the Company maintains in the United States is its 401(k) Profit Sharing Plan, which is available to all of its employees. Pursuant to that plan, the Company provides matching contributions for all eligible employees of the Company equal to a uniform percentage of their contribution.

Certain Tax Issues - Internal Revenue Code Section 162(m)

        Under Section 162(m) of the Internal Revenue Code (the “Code”), the amount of compensation paid to certain executives that is deductible with respect to the Company’s corporate taxes is limited to $1,000,000 annually. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, the Company’s ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of SGRP and its stockholders.

Executive Compensation, Equity Awards and Options

Executive Compensation

        The following table sets forth all compensation for services rendered to the Company in all capacities for the years ended December 31, 2006, 2005, and 2004 (except for amounts paid to or by SMS, SMSI and SIT, see Transactions with Related Persons, Promoters and Certain Control Persons, above) (i) by the Corporation’s Chief Executive Officer, (ii) Chief Financial Officer, and (iii) each of the other three most highly compensated executive officers of the Company and its affiliates who were serving as executive officers of the Corporation or performing equivalent functions for the Coporation through a subsidiary or affiliate, at December 31, 2006 (collectively, the “Named Executive Officers”). The Company does not have any Non-Equity Incentive Compensation Plans other than as part of its individual Incentive Bonus Plans (see 2006 Incentive and Discretionary Bonuses and 2007 Incentive Bonus Plans, above), any stock awards, any pension plans or any non-qualified deferred compensation plans, and accordingly those columns have been omitted.

Summary Compensation Table

Name and Principal Positions	Year	Salary ($)		Incentive Cash Bonus ($)(1)	Discretionary Cash Bonus ($) (1)	Option Awards ($)(2)	All Other Compen- sation ($)(3)		Total ($)
Robert G. Brown	2006	186,354	(4)	-	-	-	9,016	(4)	195,370	(4)
Chief Executive Officer,	2005	186,300	(4)	-	-	-	9,236	(4)	195,536	(4)
Chairman of the Board,	2004	114,000	(4)	-	-	-	7,288	(4)	121,288	(4)
President, and Director

William H. Bartels	2006	186,354	(4)	-	-	-	8,902	(4)	195,256	(4)
Vice Chairman and Director	2005	186,300	(4)	-	-	-	8,454	(4)	194,754	(4)
	2004	114,000	(4)	-	-	-	7,108	(4)	121,108	(4)

Charles Cimitile	2006	224,741		-	20,000	$27,727	7,216		279,684
Chief Financial Officer,	2005	224,700		20,000	-	(5)	7,186		251,886
Treasurer and Secretary	2004	217,000		20,000	-	(5)	7,888		244,888

Kori G. Belzer	2006	148,190		25,000	-	$35,601	6,093		214,884
Chief Operating Officer	2005	148,175		19,000	-	(5)	7,354		174,529
	2004	143,100		30,000	-	(5)	9,382		182,482

Patricia Franco	2006	148,190		10,000	10,000	$38,920	8,853		215,963
Chief Information Officer	2005	148,175		20,000	-	(5)	8,953		177,128
and the President of	2004	143,100		30,000	-	(5)	9,380		182,480
the SPAR International
Merchandising Services Division

_________________

(1)	See 2006 Incentive and Discretionary Bonuses and 2007 Incentive Bonus Plans, above. .

(2)	These are not amounts actually paid to or received by the named executives. These are option related “compensation expenses” recognized by the Corporation under generally accepted accounting principles computed in accordance with SFAS No. 123(R). See Note 2 (Summary of Significant Accounting Policies Stock Based Compensation) to the Company’s Financial Statements included in the 2006 Annual Report

(3)	Other compensation represents amounts paid for car allowances, 401(k) matching contributions, and medical, life and long term disability insurance premiums.

(4)	Does not include amounts paid to SMS, SMSI, SIT and Affinity Insurance Ltd. (see – Transactions with Related Persons, Promoters and Certain Control Persons, above)

(5)	Calculation of the stock option expense value is required for 2006 and later years only. 2004 and 2005 totals do not reflect such values.

Grant of Plan Based Awards

        The following table sets forth certain details respecting the “Stock Awards”, “Option Awards” and “Non-Equity Incentive Plan Compensation” totals reported in the Summary Compensation Table, above, for the fiscal year ended December 31, 2006, by each of the Named Executive Officers, except that the “Grant Date Fair Value of Stock and Option Grants” is the full amount of the fair value and not just the expense to the Corporation for the applicable service period (1). See also 2006 Incentive and Discretionary Bonuses and 2007 Incentive Bonus Plans, above. The Corporation does not make any stock award and has no equity or non-equity incentive plans other than as part of its individual incentive bonus plans (see 2006 Incentive and Discretionary Bonuses and 2007 Incentive Bonus Plans, above), and accordingly those columns have been omitted.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Option Grants(1)
Robert G. Brown	-	-	-	-

William H. Bartels	-	-	-	-

Charles Cimitile	11/08/06	20,000	$0.95	$17,534

Kori G. Belzer	11/08/06	20,000	$0.95	$17,534

Patricia Franco	11/08/06	10,000	$0.95	$8,767

(1)	These are not amounts actually paid to or received by the named executives and are not “compensation expenses” recognized by the Corporation under generally accepted accounting principles. These amounts are the full fair value on the grant date of the options awarded as computed in accordance with SFAS No. 123(R) without regard to vesting or service period, and accordingly are likely to be different than the option expense amounts reported in the Summary Compensation Table. See Note 2 (Summary of Significant Accounting Policies Stock Based Compensation) to the Company’s Financial Statements included in the 2006 Annual Report.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth unexercised options, unvested stock and equity incentive plan awards for each Named Executive Officer outstanding as of December 31, 2006. The Corporation did not make any stock awards in 2006 and does not have any equity incentive plans for the award of any stock, and accordingly those columns are omitted.

	Option Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Not Exercisable (#)	Option Exercise Price($)	Option Expiration Date
Robert Brown	08/02/01	95,747	-	$1.30	08/01/11

William Bartels	08/02/01	58,999	-	$1.30	08/01/11

Charles Cimitile	12/04/00	25,000	-	$0.63	12/03/10
	08/02/01	75,000	-	$1.30	08/01/11
	02/14/02	10,000	-	$1.78	02/13/12
	04/14/05	13,750	41,250(1)	$1.26	04/13/15
	05/12/05	5,000	15,000(1)	$1.75	05/11/15
	11/09/05	5,000	15,000(1)	$1.10	11/08/15
	11/08/06	-	20,000(2)	$0.95	11/07/16

Kori Belzer	08/03/00	2,000	-	$1.22	08/02/10
	12/04/00	10,000	-	$0.63	12/03/10
	04/06/01	2,000	-	$0.88	04/05/11
	05/09/01	2,000	-	$1.10	05/08/11
	08/02/01	70,000	-	$1.30	08/01/11
	02/14/02	10,000	-	$1.78	02/13/12
	08/08/02	10,000	-	$2.25	08/07/12
	04/14/05	19,035	57,105(1)	$1.26	04/13/15
	05/12/05	5,000	15,000(1)	$1.75	05/11/15
	11/09/05	3,750	11,250(1)	$1.10	11/08/15
	11/08/06	-	20,000(2)	$0.95	11/07/16

Patricia Franco	08/03/00	2,000	-	$1.22	08/02/10
	12/04/00	10,000	-	$0.63	12/03/10
	04/06/01	2,000	-	$0.88	04/05/11
	05/09/01	2,000	-	$1.10	05/08/11
	08/02/01	75,000	-	$1.30	08/01/11
	04/14/05	24,375	73,125(1)	$1.26	04/13/15
	05/12/05	6,250	18,750(1)	$1.75	05/11/15
	11/09/05	3,750	11,250(1)	$1.10	11/08/15
	11/08/06	-	10,000(2)	$0.95	11/07/16

(1)	Of this total, one third will vest in each of 2007, 2008 and 2009.
(2)	Of this total, one fourth will vest in each of 2007, 2008, 2009 and 2010.

Option Exercises and Stock Vested

        No options were exercised during 2006 by any of Named Executive Officers, and the Company does not make any stock awards. Accordingly, this table has been omitted.

Pension Benefits

        The Company does not currently have a pension plan available to its executives or other employees, and accordingly this table has been omitted.

Non-Qualified Deferred Compensation

        The Company does not currently have any non-qualified deferred compensation available to its executives or other employees, and accordingly this table has been omitted.

Compensation of Directors

        The following table sets forth all compensation costs of the Corporation for services rendered to it by its directors (other than any Named Executive Officer), and certain other amounts that may have been received by or allocated to them, for the year ended December 31, 2006. The Corporation does not give stock awards and does not have pension plans or non-qualified deferred compensation plans, so those columns have been omitted.

Name	Year	Fees Earned or Paid in Cash ($)	Stock Option Awards (expense) ($) (1)	All Other Compensation ($)	Total ($)	Option Grant Date	Grant Date Fair Value of Stock Option Awards ($) (2)
Robert O. Aders	2006	30,000	14,043	-	44,043	7/8/2006	8,445
Jack W. Partridge	2006	30,000	8,394	-	38,394	1/29/2006	8,667
Jerry B. Gilbert	2006	30,000	14,291	-	44,291	6/4/2006	9,759
Lorrence T. Kellar	2006	35,000	11,683	-	46,683	4/2/2006	12,105
C. Manly Molpus	2006	15,000	3,332	-	18,332	8/9/2006	8,891

(1)

These are not amounts actually paid to or received by the named directors. These are option related “compensation expenses” recognized by the Corporation under generally accepted accounting principles, computed in accordance with SFAS No. 123(R). See Note 2 (Summary of Significant Accounting Policies Stock Based Compensation) to the Company’s Financial Statements included in the 2006 Annual Report.

(2)

These are not amounts actually paid to or received by the named directors and are not the “compensation expenses” recognized by the Corporation under generally accepted accounting principles. These amounts are the full fair value on the grant date of the options awarded as computed in accordance with SFAS No. 123(R) without regard to vesting or service period, and accordingly are likely to be different than the option expense amounts reported in this table. See Note 2 (Summary of Significant Accounting Policies Stock Based Compensation) to the Company’s Financial Statements included in the 2006 Annual Report.

Discussion of Directors’ Compensation

        The Compensation Committee administers the compensation plan for its outside Directors as well as the compensation for its executives. Each member of SGRP’s Board who is not otherwise an employee or officer of SGRP or any subsidiary or affiliate of SGRP (each, an “Eligible Director”) is eligible to receive the compensation contemplated under the Directors Compensation Plan (as defined below).

        The Compensation Committee administers the compensation of directors pursuant to SGRP’s Director Compensation Plan for its outside Directors, as approved and amended by the Board (the “Directors Compensation Plan”), as well as the compensation for SGRP’s executives.

        In November 2005, the Compensation Committee approved and recommended and the Board adopted a change in the Directors Compensation Plan to provide for the payment of Director compensation all in cash. Each member of SGRP’s Board who is not otherwise an employee or officer of SGRP or any subsidiary or affiliate of SGRP (each a “Non-Employee Director”) is eligible to receive director’s fees of $30,000 per annum (plus an additional $5,000 per annum for the Audit Committee Chairman), payable quarterly. Prior to November 2005, Director compensation was paid half in cash and half in stock options to purchase shares of SGRP’s common stock.

        In addition, upon acceptance of the directorship, each Non-Employee Director receives options to purchase 10,000 shares of SGRP’s common stock, options to purchase 10,000 additional shares of SGRP’s common stock after one year of service and options to purchase 10,000 additional shares of SGRP’s common stock for each additional year of service thereafter. All options above have an exercise price equal to 100% of the fair market value of SGRP’s common stock at the date of grant.

        All of those options to Non-Employee Directors have been and will be granted under the 2000 Plan described below, under which each member of the Board is eligible to participate. Non-Employee Directors will be reimbursed for all reasonable expenses incurred during the course of their duties. There is no additional compensation for committee participation, phone meetings, or other Board activities.

      COMPENSATION PLANS

Equity Compensation Plans

        The following table contains a summary of the number of shares of Common Stock of SGRP to be issued upon the exercise of options, warrants and rights outstanding at December 31, 2006, the weighted-average exercise price of those outstanding options, warrants and rights, and the number of additional shares of Common Stock remaining available for future issuance under the plans as at December 31, 2006.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance of options, warrants and rights (#)
Equity compensation plans
approved by security holders	2,236,159	$1.35	577,108

Equity compensation plans
not approved by security holders	-	-	-

Total	2,236,159	$1.35	577,108

Audit and Compensation Committee Interlocks and Insider Participation

        No member of the Board’s Audit Committee, Compensation Committee or Governance Committee was at any time during the year ended December 31, 2006, or at any other time an officer or employee of the Company. No executive officer of the Company or Board member serves as a member of the board of directors, audit, compensation or governance committee of any other entity that has one or more executive officers serving as a member of SGRP’s Board, Audit Committee, Compensation Committee or Governance Committee, except for the positions of Messrs. Brown and Bartels as directors and officers of the Company (including each of its subsidiaries) and as directors and officers of each of its affiliates, including SMS, SMSI and SIT (see — Transactions with Related Persons, Promoters and Certain Control Persons, above).

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

        The following is the Compensation Committee’s report submitted to the Board.

Report

        The Compensation Committee has reviewed and discussed with management of the Company the Compensation Discussion and Analysis set forth above. Based on the foregoing review and discussions, and relying thereon, the Compensation Committee has recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

COMPENSATION COMMITTEE (for the period ending December 31, 2006)

Jack W. Partridge, its Chairman, and Robert O. Aders, Jerry B. Gilbert,
Lorrence T. Kellar and C. Manly Molpus

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

        The following is the Audit Committee’s report submitted to the Board.

Report

        Management is responsible for the Company’s internal controls and the financial reporting process (as more fully described below). Rehmann Robson (“Rehmann”), the principal independent auditing firm for the Company, is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

        The Audit Committee has reviewed and discussed with management of the Company and Rehmann the audited financial statements of the Company as of December 31, 2006, for each of the two years in the period ended December 31, 2006 (the “Audited Financial Statements”), as included in the Company’s Annual Report on Form 10-K for that period as filed with the Securities and Exchange Commission on April 2, 2007.

        In addition, the Audit Committee has discussed with Rehmann the matters required by Codification of Statements on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The Audit Committee received and reviewed the written disclosures and the letter from Rehmann required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The Audit Committee has discussed Rehmann’s independence from the Company with Rehmann. The Audit Committee also discussed with management of the Company and the auditing firm such other matters and received such assurances from them, as the Audit Committee deemed appropriate.

        Based on the foregoing review and discussions and a review of the report of Rehmann with respect to the Audited Financial Statements, and relying thereon, the Audit Committee has recommended to the Company’s Board of Directors that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

AUDIT COMMITTEE (for the period ending December 31, 2006)

Lorrence T. Kellar, its Chairman, and Robert O. Aders, Jerry B. Gilbert, C. Manly Molpus and Jack W. Partridge

MANAGEMENT’S REPORT ON FINANCIAL STATEMENTS

        The management of the Company is responsible for the integrity and objectivity of the consolidated financial statements and other related financial information of the Company as of December 31, 2006, for each of the two years in the period ended December 31, 2006 (the “Audited Financial Statements”), as included in the Company’s Annual Report on Form 10-K for that period as filed with the Securities and Exchange Commission on April 2, 2007. These financial statements were prepared in accordance with generally accepted accounting principles, as appropriate under the circumstances and consistently applied. Some of the amounts included in the financial statements are necessarily based on management’s best estimates and judgment.

Controls and Procedures

        The Company’s Chief Executive Officer and Chief Financial Officer evaluated the effectiveness of the Company’s disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) as of the end of the period covering this report. Based on this evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures are effective to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by the Securities and Exchange Commission’s rules and forms.

Changes in Internal Controls

        There were no significant changes in the Company’s internal controls or in other factors that could significantly affect these controls during the twelve months covered by this report or from the end of the reporting period to the date of this Proxy Statement.

        The Company has established a plan, document and tested its domestic internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002 and has developed a plan to document and test its internal controls as they pertain to its material international subsidiaries.

Company’s Financial Statements

        The Audit Committee of the Board is responsible for reviewing and monitoring the Company’s financial statements and practices to ascertain that they are appropriate in the circumstances. The Audit Committee currently consists of five independent directors and has been at that level since August 2006. Prior to August 2006 the Audit Committee consisted of four independent directors. It meets at least four times a year with representatives of financial management and the independent accountants, both together and separately, to review and discuss audit and financial reporting matters. The independent accountants have direct access to the Audit Committee to review the results of their audit. In addition, at the regular meetings of the Board of Directors, management and the Board discuss, among other things, financial and related matters, as appropriate. See Audit Committee Report on page 26, above.

        The Company’s financial statements have been audited by Rehmann Robson, independent accountants, as stated in their report. The Company’s principal independent accountants are appointed annually by the Audit Committee and confirmed by the Board. Their audit of the Company’s consolidated financial statements was made in accordance with generally accepted auditing standards, and such audit included a study and evaluation of the Company’s system of internal accounting controls they considered necessary to determine the nature, timing, and extent of the auditing procedures required for expressing an opinion on the Company’s financial statements.

Robert G. Brown	Charles Cimitile
Chairman of the Board,	Chief Financial Officer,
Chief Executive Officer and President	Secretary and Treasurer

OTHER BUSINESS

        SGRP is not aware of any other business to be presented at the 2007 Annual Meeting. All shares represented by SGRP proxies will be voted in favor of the proposals of SGRP described herein unless otherwise indicated on the form of proxy. If any other matters properly come before the meeting, SGRP proxy holders will vote thereon according to their best judgment.

STOCKHOLDER COMMUNICATIONS

Communications with SGRP and the Directors

        Generally, a stockholder who has a question or concern regarding the business or affairs of SGRP should contact the Chief Financial Officer of SGRP. However, if a stockholder would like to address any such question directly to the Board, to a particular Committee, or to any individual director(s), the stockholder may do so by sending his or her question(s) in writing addressed to such group or person(s), c/o SPAR Group, Inc., 555 White Plains Road, Suite 250, Tarrytown, New York, 10591, and marked “Stockholder Communication”.

        SGRP has a policy of generally responding in writing to each bona fide, non-frivolous, written communication from an individual stockholder. This policy is reflected in the SPAR Group, Inc. Statement of Policy Respecting Stockholder Communications with Directors dated as of May 18, 2004, approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. A current copy of this policy is posted and available to stockholders and the public on the Company’s web site (www.SPARinc.com).

        In addition, questions may be asked of any director at SGRP’s annual stockholders’ meeting. SGRP schedules its annual stockholders’ meeting on the same day as a regularly scheduled quarterly Board meeting, so all directors generally attend. All of SGRP’s directors attended its 2006 annual stockholders’ meeting. The Corporation believes its directors should attend all possible meetings of the Board and its committees and stockholders, but has not specified any required minimum attendance.

Submission of Stockholder Proposals and Director Nominations

        For any business, nominee or proposal to be properly brought before an Annual Meeting by a stockholder (acting in his or her capacity as stockholder), the By-Laws require that such stockholder must give timely written notice thereof by physical delivery to the Secretary of SGRP. Any stockholder who wishes to present any business, nominee or proposal for action at the 2008 annual meeting of stockholders of SGRP must notify SGRP by no later than December 10, 2007. Such stockholder’s notice shall be in the form and contain the substance required under the Restated By-Laws and the rules and regulations promulgated by the Securities and Exchange Commission. Accordingly, notices of stockholder proposals and nominations submitted after December 10, 2007, or that do not conform to the requirements of the Restated By-Laws or Rule 14a-18 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not included in SGRP’s proxy statement and form of proxy) will be considered untimely or incomplete, respectively, and thus such matters will not be brought before the 2008 Annual Meeting of stockholders.

        The Restated By-Laws provide that a stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business, nominee or proposal desired to be brought before the Annual Meeting and the reasons for considering the same at the Annual Meeting, (ii) the name and address, as they appear on SGRP’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of SGRP’s stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (iv) any financial interest of such stockholder (or any affiliate or family member of such stockholder), whether current or at any time within the past three years, in such business, nominee or proposal. In addition, if the notice is a nomination of a candidate for director, the stockholder’s notice also must contain (A) the proposed nominee’s name and qualifications, including five year employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements, and board memberships (if any), (B) the reason for such recommendation, (C) the number of shares of stock of SGRP that are beneficially owned by such nominee, (D) a description of any business or other relationship, whether current or at any time within the past three years, between such nominee (or any affiliate or family member of such nominee) and either the Company, any of its directors or officers, its auditor, or any of its customers or vendors, and (E) a description of any financial or other relationship, whether current or at any time within the past three years, between the stockholder (or any affiliate or family member of such stockholder) and such nominee (or any affiliate or family member of such nominee).

        If it is determined by the Governance Committee or the presiding officer of the Annual Meeting that a stockholder proposal was not made in accordance with the terms of the Restated By-Laws or the applicable SEC Rules or is not under the circumstances required to be considered thereunder, such proposal will not be acted upon at the Annual Meeting.

ANNUAL REPORTS

        A COPY OF THE SGRP’S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2006, IS BEING MAILED TO EACH STOCKHOLDER OF RECORD TOGETHER WITH THIS PROXY STATEMENT.  THE ANNUAL REPORT INCLUDES A CONFORMED COPY OF SGRP’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006.

        THE ANNUAL REPORT (INCLUDING FORM 10-K, AS AMENDED) IS NOT PART OF SGRP’S SOLICITING MATERIAL.

PROXIES AND SOLICITATION

        The proxy accompanying this Proxy Statement is solicited on behalf of the SGRP’s Board of Directors. Proxies for the 2007 Annual Meeting are being solicited by mail directly and through brokerage and banking institutions. The Company will pay all expenses in connection with the solicitation of proxies. In addition to the use of mails, proxies may be solicited by Directors, officers and regular employees of the Company (who will not be specifically compensated for such services) personally or by telephone. The Company will reimburse banks, brokers, custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

        All stockholders are urged to complete, sign and promptly return the enclosed proxy card.

By Order of the Board of Directors

Charles Cimitile
Tarrytown, New York	Secretary, Treasurer and Chief Financial Officer
April 27, 2007

SPAR GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE
AT THE ANNUAL MEETING OF STOCKHOLDERS ON THURSDAY, MAY 24, 2007

        The undersigned hereby appoints Robert G. Brown and William H. Bartels , and each of them, with full power of substitution, as the undersigned’s proxy and attorney-in-fact to vote all shares of Common Stock of SPAR Group, Inc. (the “Corporation”), held of record by the undersigned as of April 2, 2007, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Corporation to be held at the Tarrytown House Estate & Conference Center, Biddle House, Cronise Room, (3rd Floor), which is located at 49 East Sunnyside Lane, Tarrytown, New York 10591, beginning at 10:00 a.m., Eastern Standard Time, on Thursday, May 24, 2007, and at any postponements and adjournments thereof (the “2007 Annual Meeting”), upon the following matters:

1.	ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE ” FOR ” EACH OF THE FOLLOWING NOMINEES FOR DIRECTOR:

FOR all nominees listed below	WITHHOLD AUTHORITY listed
(except as noted below)	to vote for all nominees

(INSTRUCTIONS: To withhold authority to vote for any nominee, draw a line through or otherwise strike out the nominee’s name below.)

Robert G. Brown	Jerry B. Gilbert	Lorrence T. Kellar
William H. Bartels	Jack W. Partridge	C. Manly Molpus
Robert O. Aders

2.	RATIFICATION OF THE APPOINTMENT OF REHMANN ROBSON AS THE PRINCIPAL INDEPENDENT AUDITORS FOR THE CORPORATION AND ITS SUBSIDIARIES FOR THEIR FISCAL YEAR ENDING DECEMBER 31, 2007

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE EACH UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL

FOR	AGAINST	ABSTAIN

3.	OTHER MATTERS

                 In their discretion, Robert G. Brown and William H. Bartels, and each of them, are authorized to consider such other business as may properly come before the 2007 Annual Meeting and to vote either for or against such other business (in whole or in part) as he may determine in his sole discretion.

THIS PROXY (WHEN PROPERLY EXECUTED AND DELIVERED) WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 ABOVE, FOR PROPOSAL 2 ABOVE, AND EITHER FOR OR AGAINST ANY OTHER MATTER IN THE DISCRETION OF THE PERSON NAMED AS PROXY. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THEN THE PERSON NAMED AS PROXY SHALL HAVE FULL DISCRETION TO VOTE FOR OR AGAINST ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.

Dated _________________, 2007

(Signature)

(Signature)

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

The signer hereby revokes all proxies heretofore given by the signor to vote at the 2007 Annual Meeting, including any adjournments thereof.